Exhibit 10.1


              $1.25 MILLION UNSECURED SUBORDINATED PROMISSORY NOTE

FOR VALUE RECEIVED, Environmental Solutions Worldwide, Inc., a Florida corporation (hereinafter called "Borrower"), hereby promises to pay to AB Odnia, [address][facsimile] (the "Holder") or order, the sum of One Million Two Hundred and Fifty ($1,250,000) dollars, with interest accruing at the annual rate of 6%, on August 27, 2005 (the "Maturity Date"). The following terms shall apply to this Unsecured Promissory Note (the "Note"):



                                    ARTICLE I

                               GENERAL PROVISIONS

         1.1 PAYMENT GRACE PERIOD. The Borrower shall have a ten (10) day grace period to pay the principal and interest due under this Note. In the event of a default in payment, Borrower agrees to pay a default interest rate of twelve (12%) percent per annum to the amount due hereunder.

         1.2 PAYMENT TERMS. The Note principal and accrued interest shall be payable on August 27, 2005 the Maturity Date. Interest will begin to accrue on the note beginning September 15,2004.

         1.3 INTEREST RATE. Interest payable on this Note shall accrue at the annual rate of six percent (6%) per annum and is payable on the Maturity Date.

                                   ARTICLE II

                                EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

         2.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails to pay any installment of principal, interest when due and such failure continues for a period of ten (10) days after the due date as stated in Section 1.2 hereof.

         2.2 BREACH OF COVENANT. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) days after written notice to the Borrower from the Holder.

         2.3 BREACH OF REPRESENTATIONS AND WARRANTIES. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made.

         2.4 RECEIVER OR TRUSTEE. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.


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         2.5 JUDGMENTS. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

         2.6 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

         2.7 FAILURE TO DELIVER REPLACEMENT NOTE. Borrower's failure to timely deliver if required a replacement Note.

         2.8 CROSS DEFAULT. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement, in each case, which is not cured after any required notice and/or cure period



                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         3.2 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Environmental Solutions Worldwide, Inc., 132 Penn Avenue, Telford PA, 18969 with a copy by telecopier only to: Baratta & Goldstein 597 Fifth Avenue, New York, NY 10017, Attn: Joseph
A. Baratta, Esq., telecopier number: (212) 750-8297, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note, with a copy by telecopier only to AB ODNIA telecopier number: [faxsimile]

         3.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.


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         3.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

         3.5 COST OF COLLECTION. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

         3.6 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

         3.7 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

         3.8 SUBORDINATION. This Note is subordinate to the Borrower's outstanding secured obligations.

         3.9 LEGAL REPRESENTATION. Both Borrower and Holder warrant and represent that they have been represented by their own legal counsel and financial advisors in connection with the transaction evidenced by this Note.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer on this 27, day of August, 2004.



                                         ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.


                                          By:________________________________
                                               Name: David J. Johnson
                                               Title: Interim President and CEO

WITNESS:

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AGREED TO:

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AB Odnia





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